UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): November 18, 2024
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Cibus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 450-0008
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
         Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2024, the Board of Directors (the “Board”) of Cibus, Inc. (the “Company”) appointed August Moretti to serve as a member of the Board, effective as of such date. Mr. Moretti will also serve as a member of the Board’s Audit Committee, effective as of such date.

Mr. Moretti, 74, has extensive operating and financial executive experience in all phases of company growth and funding, from early-stage development to product approval and commercialization. Mr. Moretti is currently self-employed as a consultant. From 2019 until his retirement in September 2023, Mr. Moretti served as the Chief Financial Officer of 4D Molecular Therapeutics, Inc., a clinical-stage biotherapeutics company. Mr. Moretti previously served as Chief Financial Officer at Assertio Therapeutics (formerly Depomed, Inc.), a specialty pharmaceuticals company focused in pain and neurology, from January 2012 until August 2018. Prior to this, Mr. Moretti served as Chief Financial Officer and Senior Vice President of Alexza Pharmaceuticals, Inc., a pharmaceutical company, and as Chief Financial Officer and General Counsel of Alavita, Inc., a personalized medicine company. Earlier in his career, Mr. Moretti was a partner in an international law firm, where his practice included representation of life science companies on issues relating to public and private financings, mergers and acquisitions, corporate governance, disclosure and public reporting. Mr. Moretti received his B.A. in Economics from Princeton University in 1972. He received his J.D. from Harvard Law School in 1975.

There are no arrangements or understandings between Mr. Moretti and any other persons pursuant to which Mr. Moretti was named as a director of the Board. Mr. Moretti has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company entered into its standard form of indemnification agreement for directors and executive officers with Mr. Moretti in connection with his appointment to the Board. Mr. Moretti will receive annual compensation pursuant to the terms of the Cibus, Inc. Non-Employee Director Compensation Policy, as described in the Company’s Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2024

CIBUS, INC.

	By:	/s/ Rory Riggs
	Name:	Rory Riggs
	Title:	Chief Executive Officer and Chairman